CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-87034) of Gibraltar Steel Corporation of our report dated June 18, 2004 relating to the financial statements of Gibraltar 401(k) Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Buffalo, New York
June 18, 2004